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                                                                   Exhibit 10.7


                              EMPLOYMENT AGREEMENT

            AGREEMENT dated as of July 1, 1995, between Clifford Friedland (the "Employee"), and Long Distance International Inc., a Florida corporation (the "Corporation").

                             Preliminary Statements

            A. The Corporation provides long distance and other telephone services and conducts business in the telecommunications field.

            B. The Employee has been instrumental in forming and organizing the Corporation and its business and has extensive business experience in the field of telecommunications.

            C. The Corporation wishes to retain the Employee, and the Employee wishes to be employed by the Corporation, on the terms and conditions set forth in this Agreement.

            In consideration of the foregoing and the terms, conditions and mutual covenants contained in this Agreement, the parties hereby agree as follows.

            Section 1. Engagement

            The Corporation hereby agrees to employ the Employee during the Term of this Agreement (as defined below) and the Employee agrees to work for and be employed by the Corporation during the Term, on the terms and subject to the conditions contained in this Agreement.
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            Section 2. Term

            This Agreement shall have a term of effectiveness that shall begin on July 1, 1995, shall terminate on June 30, 1998 and shall be subject to extension and earlier termination as provided in this Agreement (such period of effectiveness and any renewal term hereunder, the "Term"). At the end-of the Term, this Agreement shall renew for successive one year periods unless either party gives the other written notice of termination of this Agreement at least 120 days before the end of such a one-year renewal term.

            Section 3. Position and Duties

            During the Term, the Employee shall serve as Chairman and co-chief executive officer of the Corporation with David Glassman or as the sole chief executive officer if Mr. Glassman shall cease to be employed in such capacity by the Corporation. The Employee shall have and perform such additional or other duties and responsibilities not inconsistent with such position and this Agreement as may be prescribed from time to time by the Board of Directors of the Corporation. The Employee shall carry out the policies and directives of the Board of Directors of the Corporation and shall act in the interests of and on behalf of the Corporation. He shall devote substantially all of his business time and attention to his employment pursuant to this Agreement and to the business of the Corporation.


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            Section 4. Compensation

            4.01. In consideration of the services to be rendered by the Employee under this Agreement, the Corporation shall pay, and the Employee shall be entitled to receive from the Corporation, the compensation provided for in this Section 4, subject to the terms of this Agreement and the withholding and other required deductions provided for in this Section. The Base Salary and other compensation and benefits provided for herein may be increased by the Board of Directors of the Corporation.

            4.02. The Corporation shall pay the Employee a base salary during the Term (the "Base Salary"), in equal installments every two (2) weeks or on such other days as may be established by the Board of Directors of the Corporation as the regular day for payment of salaries of employees of the Corporation. The Base Salary shall be paid by the Corporation at the following rates on account of the following periods, unless such salary is increased by action of the Board of Directors of the Corporation:

              (i) for the period from July 1, 1995 through June 30, 1996,
                  $108,000;

             (ii) for the period from July 1, 1996 through June 30, 1997,
                  $120,000; and

            (iii) for the period from July 1, 1997 through the end of the Term, an annual Base Salary of $150,000.


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If any amount of Base Salary is not paid by the Corporation as provided in this
Section, or is not requested or demanded by the Employee, payment of such amount of Base Salary shall not be deemed to be waived by the Employee but shall accrue and remain due and payable by the Corporation promptly upon demand by the Employee. The obligation of the Corporation to pay such amount to the Employee shall remain in effect and binding on the Corporation. The obligation of the Corporation to pay the Employee any Base Salary due on account of any period during the Term shall survive any termination of this Agreement and shall remain in effect after such termination.

            4.03. The Employee shall have the right to participate in and to receive compensation under any and all bonus, profit sharing and other compensation arrangements or plans that may be established by the Corporation on terms and in amounts that are commensurate with the chief executive position of the Employee and that are not less favorable than the terms and amounts conferred on any other employee, officer or director of the Corporation.

            4.04. The Corporation shall have the right to deduct or withhold from all compensation and benefits payable to the Employee under this Agreement social security taxes, other federal, state and local taxes and all other charges and amounts that shall be required by law to be deducted or withheld.

            Section 5. Benefits

            5.01. The Corporation shall pay the Employee a vehicle allowance of $500 per month during the Term for use and maintenance of a vehicle used by the


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Employee in connection with the performance of his duties hereunder, including costs of insurance, maintenance, mileage, fuel and repairs.

            5.02. The Employee shall be entitled to participate in all benefits that the Corporation may make available to its executive or administrative employees, on terms no less favorable than are provided to such employees, including all stock option, incentive, pension, retirement and benefits plans and arrangements and all medical, disability, hospital, health and life insurance plans and arrangements. The Employee and his wife and children shall be entitled to participate in any group health insurance plans adopted or maintained by the Corporation, on terms no less favorable than are provided to other executive and administrative employees and their immediate families, as such plans may be approved, modified and in effect from time to time.

            5.03. If the Employee's employment by the Corporation or this Agreement is terminated for any reason, the Employee shall have the right to purchase from the Company any insurance policies on his life owned by the Company for a price equal to the cash surrender value of the policies at the date of termination, plus prepaid premiums. Such right shall be exercised by the Employee by written notice to the Corporation given not later than sixty (60) days after such termination. The purchase price for such policies provided for in this Section 5.03 shall be paid by the Employee to the Corporation upon the giving of such notice.

            5.04. The Employee shall be entitled to take fifteen (15) business days of vacation annually during the Term, with full payment of his salary and other


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compensation and benefits by the Corporation under this Agreement during such annual vacation. The Employee shall receive as paid days off all national holidays that the Company recognizes and observes.

            Section 6. Expenses

            The Corporation shall reimburse the Employee for all reasonable and necessary business expenses incurred by the Employee during the Term in the furtherance of the Corporation's business pursuant to this Agreement, including expenses of travel, meals, equipment, supplies and lodging.

            Section 7. Termination

            7.01. The Corporation shall have the right to terminate this Agreement and the employment of the Employee hereunder for Cause (as defined in this Section 7.01), upon sixty (60) days' prior written notice to the Employee. "Cause" under this agreement shall mean any of the following:

              (i) any material breach of this Agreement by the Employee or any material and intentional illegal conduct by the Employee, unless such breach or conduct is cured within such sixty (60) day period;

             (ii) any intentional and material act of fraud, embezzlement, larceny or conversion by the Employee affecting the Corporation; or

            (iii) absence of the Employee from the performance of his duties hereunder for more than ninety (90) consecutive business days, other than absence caused by vacation, death or Disability of the


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                  Employee and other than absence that occurs due to causes
                  beyond the control of the Employee that are deemed by the Board of Directors of the Corporation, in its reasonable discretion, to be reasonable causes for such absence.

            7.02. The Corporation shall have the right to terminate this Agreement and the employment of the Employee hereunder for Good Reason (as defined in this Section 7.02), upon ninety (90) days' prior written notice to the Employee. "Good Reason" hereunder shall mean any of the following:

             (i) the death of the Employee, upon the occurrence of which the Term of this Agreement shall terminate without any requirement for the giving of written notice hereunder; or

            (ii) any physical or mental incapacity, injury, disability or illness of the Employee that shall give rise to any substantial impairment of his effective performance of his obligations or duties under this Agreement for any continuous period of 180 days or that shall give rise to any absence of the Employee from the performance of his duties or obligations hereunder for any continuous period of 180 days (any such physical or mental incapacity injury, disability or illness, a "Disability").

            7.03. (a) The Employee shall have the right to terminate this Agreement and his employment hereunder in the event of the occurrence of any of the following, by giving the Corporation thirty (30) days' prior written notice of such


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termination:

              (i) any material breach of this Agreement by the Corporation;

             (ii) any death or Disability of the Employee; or

            (iii) any Change of Control of the Corporation, as defined in
                  Section 7.03(b).

            (b) If (i) any Change of Control (as defined below) shall occur at any time during Employee's employment hereunder and (ii) the Employee shall not vote in favor of such Change of Control as either a director or shareholder of the Corporation, then Employee may by at least thirty (30) days prior written notice to the Corporation given within six (6) months of the occurrence of such Change of Control, elect to terminate his employment with the Corporation as of the end of such thirty-day period or the end of such six-month period. If Employee elects to terminate his employment pursuant to this Section 7.03(b), the Corporation shall promptly pay him either (A) two and nine-tenths (2.9) times his current annual compensation payable under Sections 4.02 and 4.03 within thirty (30) days of receipt of Employee's notice of termination, if a majority of the Corporation's Board of Directors opposed the Change of Control, or (B) two and one-half (2.5) times such current compensation within thirty (30) days of receipt of Employee's notice of termination, if a majority of the Corporation's Board of Directors voted in favor of the Change of Control; provided, however, that this Section 7.03(b) shall not apply to any change in control that the Employee votes in favor of either as an officer, director or shareholder of the Corporation. The current compensation of the Employee for purposes of this Section


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7.03(b) shall be deemed to be not less than $108,000 per annum for each period during which the Employee was not paid reasonable compensation for his services to the Corporation, in order to reflect reasonable compensation for such periods. A "Change of Control" hereunder shall be deemed to be (x) a change in ownership or effective control of the Corporation, as defined in the Code or the regulations or proposed regulations promulgated thereunder or (y) a change in ownership of a substantial portion of the assets of the Corporation, as defined in the Code or the regulations or proposed regulations promulgated thereunder.

            7.04. In the event of any termination of this Agreement under
Section 7.01, the Corporation shall pay the Employee all Base Salary and other compensation, and shall continue to provide to the Employee all benefits provided for in this Agreement, through the end of the sixty-day notice period specified in Section 7.0l, which compensation and benefits shall be paid or provided to the Employee at the times specified in Section 4.

            7.05. In the event of the termination of this Agreement for any reason specified in Sections 7.02 or 7.03(a)(ii), the Corporation shall pay to the Employee or to his heirs; administrators or estate, twice the amount of all Base Salary that would have been payable to the Employee through the end of the Term during which such termination occurs. Such payment shall not be deemed to be liquidated damages in connection with any breach by the Corporation of this Agreement and shall not affect or be deemed to release or waive any other rights or remedies of the Employee in connection with any such breach. All compensation required to be paid on any


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termination of employment under this Section 7.05 shall be paid by the
Corporation to the Employee no later than the earlier of the end of the notice period required in connection with such termination or sixty (60) days after the death of the Employee.

            7.06. In the event of any termination of this Agreement by the Corporation without cause and without Good Reason or otherwise in breach of this Agreement, the Corporation shall immediately pay the Employee an amount equal to ten (10) times the compensation that would have been payable to the Employee through the end of the Term under Sections 4.02 and 4.03 of this Agreement.

            7.07. The Corporation shall pay all legal fees and expenses incurred by the Employee in connection with any litigation or proceeding relating to the payment of any compensation or amounts referred to in this Section, provided that the Employee prevails in part or all of such litigation or proceeding.

            Section 8. Miscellaneous

            8.01. This Agreement shall be governed by and interpreted and enforced in accordance with the law of the State of Florida applicable to contracts negotiated, entered into and to be performed in that State, without regard to the choice or conflicts of law principles of such State. The parties hereto consent to the jurisdiction of the federal and state courts located in Broward County, Florida over the parties hereto and over any disputes, actions, proceedings or claims relating to or arising in connection with this Agreement.

            8.02. If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, then the


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unenforceable, invalid or conflicting part shall be narrowed or replaced, to the extent possible, by a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and the unenforceable, invalid or conflicting part, and such part shall be deemed to be amended by such construction. Notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

            8.03. This Agreement shall be binding upon, enforceable by and shall inure to the benefit of each of the parties and their respective permitted successors. This Agreement and all rights and obligations hereunder are personal to the Employee and shall not be assignable or delegable, and any purported assignment or delegation in violation hereof shall be null and void. Any person, firm or corporation succeeding to the business of the Corporation by merger, consolidation, purchase of assets or otherwise, shall assume by contract or operation of law the obligations of the Company hereunder; provided, however, that the Corporation shall, notwithstanding such assumption or assignment, remain liable and responsible for the fulfillment of the terms and conditions of the Agreement on the part of the Corporation.

            8.04. This Agreement may be amended only by a writing signed by both parties hereto. This Agreement constitutes the entire agreement among parties hereto relating to the subject matter of this Agreement. Neither any failure nor any delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of any such party, unless


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such waiver is explicitly expressed by a writing executed by such party and delivered to the other parties, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party to this Agreement.

            8.05. (a) All notices permitted or required hereunder shall be in writing and shall be delivered by hand, by recognized, national, overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the Corporation or the Employee, as the case may be, at the address of such party set forth below:

             (i)  if to the Corporation to:

                  Long Distance International Inc.
                  888 South Andrews Avenue - Suite 205
                  Ft. Lauderdale, Florida 33316

                  Attention: Chairman and President

            (ii)  if to the Employee to:

                  Clifford Friedland
                  2545 Bay Avenue
                  Miami Beach, Florida 33140

            (b) Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified above by written notice to the other parties hereto.


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            8.06. The headings appearing in this Agreement are for convenience in reference only and shall not affect the meaning or interpretation of this Agreement.

            8.07. This Agreement may be-executed in multiple counterpart copies, each of which shall be considered an original and all of which shall be deemed to be one and the same agreement.

            8.08. The provisions of Sections 7 and 8.01 of this Agreement shall survive any termination of this Agreement and shall remain in effect after any such termination.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

                                             LONG DISTANCE INTERNATIONAL INC.


                                             By
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                                                David Glassman, President

                                             EMPLOYEE


                                             -----------------------------------
                                             Clifford Friedland


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